Exhibit 10.6

Verity Acquisition Corporation

Office E, 7/F, 45 Pottinger Street,

Central, Hong Kong

[_________] __, 2021

C Block Capital Group Limited
Vistra Corporate Services Centre

Wickhams Cay II, Road Town

Tortola, VG1110 British Virgin Islands

Ladies and Gentlemen:

This letter will confirm our agreement that, commencing on the effective date (the “Effective Date”) of the registration statement on Form S-1 (the “Registration Statement”) for the initial public offering (the “IPO”) of the securities of Verity Acquisition Corporation (the “Company”) and continuing until the earlier of (i) the consummation by the Company of an initial business combination (a “Business Combination”) or (ii) the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”), C Block Capital Group Limited (“Provider”) shall make available to the Company certain office space, utilities, secretarial and administrative services as may be required by the Company from time to time, situated at Office E, 7/F, 45 Pottinger Street, Central, Hong Kong  (or any successor location). In exchange therefore, the Company shall pay Provider a sum equal to $10,000 per month, commencing on the Effective Date and continuing monthly thereafter until the Termination Date. Provider agrees that payment of such amounts may be deferred, without interest, until the date of consummation by the Company of the initial Business Combination upon a determination by the Company’s audit committee that the Company lacks sufficient funds held outside the Trust Account (as defined below) to pay the Company’s actual or anticipated expenses in connection with the Company’s initial Business Combination. Provider hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies that may be set aside in a trust account (the “Trust Account”) that may be established by the Company for the benefit of the Company’s public stockholders upon the consummation of the IPO as described in the Registration Statement (“Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company in connection with this letter agreement and will not seek recourse against the Trust Account for any reason whatsoever.

Very truly yours,

VERITY ACQUISITION CORPORATION

By:	/s/ Chak Man Leung
Name:	Chak Man Leung
Title:	President

AGREED TO AND ACCEPTED BY:

C Block Capital Group Limited

By:	/s/ Bing Lin
Name:	Bing Lin
Title:	Chief Executive Officer